Exhibit 10.3
FIRST AMENDMENT OF SUBLEASE
THIS FIRST AMENDMENT OF SUBLEASE (this “First Amendment”) is made as of this 1st day of May, 2006 by and between D&K HEALTHCARE RESOURCES LLC, a Delaware limited liability company (“Sublandlord”), and UNITED STATES PHARMACEUTICAL GROUP, L.L.C., a Delaware limited liability company, d/b/a NationsHealth (“Subtenant”).
WHEREAS, pursuant to the terms of a certain Industrial Lease Agreement, dated as of February 6, 2001, as amended by a First Amendment to Industrial Lease Agreement, dated as of November 27, 2001 (as amended, the “Lease”) by and between Industrial Property Fund III, L.P., a Georgia limited partnership, as landlord (“Landlord”), and Sublandlord’s predecessor-in-interest, as tenant, Sublandlord’s predecessor-in-interest leased premises containing approximately 24,140 square feet of space located at 2955 West Corporate Lakes Boulevard, Weston, Florida and as more particularly described in the Lease (herein, the “Premises”);
WHEREAS, pursuant to that certain Sublease dated May 19, 2004 (the “Sublease”), the Sublandlord has subleased to Subtenant the entire Premises according to the terms and conditions set forth in the Sublease;
WHEREAS, the current term of the Sublease expires on May 1, 2006;
WHEREAS, Sublandlord and Subtenant desire to extend the term of the Sublease so that it shall expire on September 3, 2006 (the “Expiration Date”); and
WHEREAS, Sublandlord and Subtenant desire to amend the Sublease to reflect such extension and to modify certain other provisions thereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Sublandlord and Subtenant agree as follows:
1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Sublease.
2. Sublandlord and Subtenant agree that the current term of the Sublease shall be extended so that it shall expire on September 3, 2006 (the “Expiration Date”).
3. Rent during the period commencing on May 1, 2006 and ending on the Expiration Date shall be as follows:

Base Rent/Month	Additional Rent/Month	Total Rent/Month
$15,849.04	$3,386.99	$19,236.03
Concurrently with payment of each installment of Rent Subtenant shall also pay as additional rent any applicable Florida State sales or use tax on such installment.
4. Section of the Sublease is hereby amended to provide that any notice, demand, request, consent, approval or other communication to be given to Sublandlord shall be sent to the following addresses:
D&K Healthcare Resources LLC
c/o McKesson Corporation
One Post Street, 34th Floor
San Francisco, CA 94104
Attention: McKesson Real Estate
with copies to:
Trammell Crow Company
Attn.: McKesson Lease Administration
1687 114th Street, S.E.
Suite 250
Bellevue, WA 98004
5. Effective as of June 1, 2006 all rent payments under the Sublease shall be made to the following address: D&K Healthcare Solutions LLC, c/o McKesson Corporation, One Post Street, 34th Floor, San Francisco, CA 94104, Attention: McKesson Real Estate, unless and until Sublandlord shall designate in writing a different or further address to which rent shall be payable.
6. All other terms and conditions of the Sublease shall remain in full force and effect. In the event of any conflict between the provisions of the Basic Lease or the Sublease and the provisions of this First Amendment, the provisions of this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Sublease to be executed as of the day and year first above written.

SUBLANDLORD:

D&K HEALTHCARE RESOURCES LLC, a Delaware limited liability company

By:	K. Veaco
Its:	V.P. & Secretary

SUBTENANT:

UNITED STATES PHARMACEUTICAL GROUP, L.L.C., a Delaware limited liability company, d/b/a NationsHealth

By:	Robert E. Tremain

Its:	C.O.O.